Exhibit (h)(2)(c)

Amendment to Amended and Restated Transfer Agency and Services Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of December 15, 2011 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, ALPS and the Fund have entered into an Amendment and Restated Fund Accounting and Administration Agreement (the “Administration Agreement”) dated April 12, 2010;

WHEREAS, the initial term of the Agreement expired on December 8, 2011 thereafter continuing for successive annual terms;

WHEREAS, the initial term of the Administration Agreement expires on April 12, 2013 thereafter continuing for successive annual terms;

WHEREAS, Forward Management, LLC recommends that the renewal term of the Agreement synchronize with the expiration of the initial term of the Administration Agreement;

WHEREAS, further prior to September 1, 2010, the Fund accrued transfer agency fees differently across the Portfolios according to Schedule B of the Agreement;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the term provisions of the Agreement to reflect the revised term. Further, ALPS and the Fund wish to revise Schedule A– List of Portfolios and Schedule B- Fee Schedule to reflect the combined transfer agency fees across all Portfolios of the Fund;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedules A-1 and A-2– List of Portfolios. Schedules A-1 and A-2 are replaced in their entirety with the attached Schedule A.

2.	Schedule B- Fee Schedule. Schedule B is replaced in its entirety with the attached Schedule B.

3.	Termination. Section 10.1 of the Agreement is replaced in its entirety with the below.

Term. The term of this Agreement shall be three years (“Initial Term”) from December 8, 2008 unless terminated pursuant to the provisions of this Section 10. After the Initial Term, this Agreement will renew automatically until April 12, 2013, the date of the expiration of the initial term of the Fund Accounting and Administration Agreement between the Fund and ALPS. From April 12, 2013 thereafter, this Agreement will renew automatically from year to year (each such renewal year and the Initial Term, each a “Term”). After the initial term, this Agreement may be terminated by either party upon at least sixty (60) days’ written notice to the other party. The Fund may terminate this Agreement upon at least 60 days’ prior written notice to the Transfer Agent with respect to any Portfolio that will cease investment operations. No later than ninety (90) days before the expiration of each Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Term. Otherwise the fees shall be increased pursuant to Section 2.5 of this Agreement. In the event of the termination of this Agreement, the terms of this Agreement shall continue in effect until the date that the Deconversion (defined below) of the Fund is completed.

4.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:		By:
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Vice President Funds

SCHEDULE A

To the Amended and Restated Transfer Agency and Service Agreement

As of December 15, 2011

Portfolio	Open Classes of Shares
Forward Aggressive Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Balanced Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Banking and Finance Fund	Investor Class Class A Class C

Forward Commodity Long/Short Strategy Fund	Investor Class Institutional Class Class C Class Z

Forward CorePlus Fund	Investor Class Institutional Class Class Z

Forward Credit Analysis Long/Short Fund	Investor Class Institutional Class Class A Class C Class M

Forward EM Corporate Debt Fund	Investor Class Institutional Class Class C

Forward Emerging Markets Fund	Investor Class Institutional Class Class M

Forward Extended MarketPlus Fund	Investor Class Institutional Class Class C Class Z

Forward Focus Fund	Investor Class Institutional Class Class A

Forward Frontier Strategy Fund	Investor Class Institutional Class Class M Class Z

Forward Global Credit Long/Short Fund	Investor Class Institutional Class Class C Class M

Forward Global Infrastructure Fund	Investor Class Institutional Class Class A Class B Class C Class M

Forward Growth & Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Growth Fund	Investor Class Institutional Class Class A Class C

Forward High Yield Bond Fund	Investor Class Institutional Class Class C Class Z

Forward Income & Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward International Dividend Fund	Investor Class Institutional Class Class M

Forward International Equity Fund	Investor Class Institutional Class Class Z

Forward International Real Estate Fund	Investor Class Institutional Class Class A Class C Class M

Forward International Small Companies	Investor Class

Fund	Institutional Class Class A Class M

Forward Investment Grade Fixed-Income Fund	Investor Class Institutional Class Class Z

Forward Large Cap Dividend Fund	Investor Class Institutional Class Class A

Forward Real Estate Fund	Investor Class Institutional Class Class A Class C

Forward Real Estate Long/Short Fund	Investor Class Institutional Class Class A Class B Class C Class M

Forward Select EM Dividend Fund	Investor Class Institutional Class Class M Class C

Forward Select Income Fund	Investor Class Institutional Class Class A Class B Class C Class M

Forward Small Cap Equity Fund	Investor Class Institutional Class Class A Class M

Forward Strategic Alternatives Fund	Investor Class Institutional Class Class Z

Forward Tactical Enhanced Fund	Investor Class Institutional Class Class A Class C Class M

Forward Tactical Growth Fund	Investor Class Institutional Class Class A Class C Class M

Forward U.S. Government Money Fund	Investor Class Institutional Class Class A Class C Class Z

SCHEDULE B

To the Amended and Restated Transfer Agency and Services Agreement

Fee Schedule

Effective September 1, 2010

Base Fee:

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens.

Annual Base Fee of:

$900,000;

Plus:

an additional $12,000 annual base fee for each additional Portfolio that may be established by the Trust; and

an additional $2,000 annual base fee for each additional class of shares per Portfolio that may be established by the Trust.

Minus:

$12,000 annual base fee for each Portfolio that is liquidated from the Trust; and

$2,000 annual base fee for each class of shares per Portfolio that is removed from the Trust.

Annual Open Account Fees:

$11.00 annual fee per each of the first10,000 open direct accounts;

$10.00 annual fee per each of the remaining open direct accounts

$10.50 annual fee per each of the first 50,000 NSCC accounts

$ 8.00 annual fee per each over 50,000 NSCC accounts

Annual Inactive Account Fees1:

$5.00 per inactive account

Annual Closed Account Fees2:

$0.50 per closed account

[1]	An inactive account is an account with a zero balance that has had activity in the last eighteen months.
[2]	A closed account is an account with a zero balance that has not had activity in the last eighteen months.

Out-of-Pocket Fees:

The following fees represent expenses that may be incurred by ALPS Fund Services, Inc. (“ALPS”) from outside vendors. These fees are passed directly through at cost to our clients as out-of-pocket expenses. The following fees are estimates and are subject to change:

•	Monthly NSCC-interface fees

•	The cost of printing and mailing shareholder confirmations and statements

•	Blue Sky state registration fees

•	The cost of fund-specific statement paper and envelopes

•	Postage

•	SSAE 16 report

•	Customized programming/enhancements

•	Fulfillment costs

•	22c-2 fees, if applicable

•	Sales reporting fees, if applicable

•	DDA Transfer Wire Charges, if applicable

•	Monthly Cost Basis Fees, if applicable

•	Other miscellaneous expenses that may occur at the Funds’ direction

Special Fee Considerations:

•	In the event that ALPS is successful in reducing its direct costs for maintaining inactive NSCC accounts, ALPS will reduce accordingly its fees charged under this Agreement for such accounts.